Exhibit 99.1

Cash America Announces First Quarter Earnings Per Share Increase and Declares Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--April 30, 2015--Cash America International, Inc. (NYSE: CSH) announced today that net income from continuing operations for the three-month period ended March 31, 2015 increased to $7,845,000 ($0.27 per share) compared to net income of $3,237,000 ($0.11 per share) for the same period in 2014. Included in the reported net income during the 2015 period are expenses related to closed locations primarily related to the deemphasis of consumer loan products and severance expenses related to administrative and operations staff reductions that totaled $1.4 million before taxes ($854 thousand, or 3 cents per share, after taxes). When excluding these expenses, adjusted net income from continuing operations, a non-GAAP measure, was $8.7 million (30 cents per share) for the three months ended March 31, 2015, which is at the high end of the Company’s published guidance of expected net income per share of between 20 cents and 30 cents per share from its press release dated January 29, 2015. Included in the results for the first quarter ended March 31, 2014 were expenses primarily related to the early extinguishment of debt of $1.8 million before taxes ($1.1 million, or 4 cents per share, after taxes). Excluding these expenses, adjusted net income from continuing operations, a non-GAAP measure, for the three months ended March 31, 2014 was $4.4 million (15 cents per share).

Consolidated total revenue was $271.8 million for the three-month period ended March 31, 2015 compared to $284.6 million in the same period in 2014. Consolidated net revenue was $147.1 million during the first quarter of 2015, compared to $152.5 million for the first quarter of the previous year. The Company’s net revenue from domestic operations of $147.1 million for the first quarter of 2015 compares to $149.7 million for the first quarter of 2014, with the $2.6 million decrease almost entirely attributable to lower levels of consumer loan fees, net of losses, due to the strategic decision to eliminate the consumer loan product in over 300 of the Company’s lending locations during 2014. Consumer loan fees represented only 7% of the Company’s total revenue of $271.8 million for the first three months of 2015.

On January 29, 2015, the Company announced that its Board of Directors approved a 4 million share repurchase authorization. During the first quarter ended March 31, 2015, the Company repurchased 1,148,000 shares, representing approximately 4% of the fully diluted shares for the year ended December 31, 2014, at an average price of $22.03 per share in open market transactions.

Commenting on the first quarter results, Daniel R. Feehan, Chief Executive Officer of Cash America, said, “Our objectives in the first three months of 2015 were to emphasize the retail disposition of goods and to narrow the year-over-year decrease in our domestic pawn loan balance comparison coming out of tax refund season. We were successful on both of these objectives. Retail sales of goods within our store locations increased 7% in the first quarter of 2015 compared to the same period in 2014. Domestic pawn loan balances ended the period at $210.1 million at March 31, 2015, compared to $212.9 million during the same period in 2014, which was 1% below the prior year, but evidencing a favorable sequential trend as we started the period down 2% as of December 31, 2014.”

Cash America will host a conference call to discuss the first quarter results on Thursday, April 30, 2015, at 7:00 AM CDT. A live web cast of the call will be available on the Investor Relations section of the Company’s corporate web site http://www.cashamerica.com. To listen to the live call, please go to the web site at least fifteen minutes prior to the call to register, download, and install any necessary audio software.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.05 (5 cents) per share cash dividend on common shares outstanding. The dividend will be paid at the close of business on May 27, 2015 to shareholders of record on May 13, 2015. This dividend per share is consistent with the dividend amount per share paid in February 2015 and represents an increase of 43% from the dividend paid last year in May of $0.035 (3.5 cents per share).

Outlook for the Second Quarter of 2015 and the 2015 Fiscal Year

Management believes that the opportunities for sustained growth in revenue and earnings will be largely associated with the customer demand for the credit products provided by the Company, which predominately take the form of pawn loans and to a lesser extent consumer loans. During the first quarter of 2015, the typical seasonal decline in loan balances was consistent with what the Company experienced during the first quarter of 2014, even though the Federal Income Tax refund season began a few weeks earlier than the Company anticipated. Typically, customers use a portion of these refunds to pay back existing loans and for the purchase of merchandise. At the outset of the second quarter the Company expects loan balances to begin to recover due to seasonal factors. The rate of this increase and the timing has a significant influence on second quarter results. Based on its views on the preceding factors, management expects that the second quarter 2015 earnings per share for continuing operations will be between 1 cent and 5 cents per share compared to a loss of 8 cents per share from continuing operations in the second quarter 2014, which excludes 33 cents per share mostly related to the early extinguishment of debt incurred in that period.

At this time, management leaves its previously reported expectations for its fiscal year 2015 adjusted EBITDA range of between $110 to $125 million, which management estimates will generate between $0.80 to $1.10 in net income per share from continuing operations. This compares to a reported net loss from continuing operations of 36 cents per share that included unusual items during the year ended 2014 that totaled 87 cents per share related primarily to the early extinguishment of debt, a loss on divestitures and the corporate reorganization costs. Adding back the unusual items incurred during 2014, adjusted net income from continuing operations, a non-GAAP measure, for the year ended December 31, 2014 would have been 51 cents per share.

About the Company

As of March 31, 2015 the Company operated 927 total locations offering specialty financial services to consumers, which included the following:

  847 lending locations in 21 states in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland;” and
  80 check cashing centers (all of which are unconsolidated franchised check cashing centers) operating in 12 states in the United States under the name “Mr. Payroll.”

For additional information regarding Cash America International, Inc. visit its website located at www.cashamerica.com.

Non-GAAP Measures

The “Adjusted Earnings and Adjusted Earnings Per Share” and the “Estimated Adjusted EBITDA” sections included in the attachments to this press release contain a reconciliation of non-GAAP information and a discussion of the reasons why the Company’s management believes that presentation of the non-GAAP financial measures discussed above provide useful information to investors regarding the Company’s financial condition and results of operations.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of, compliance with or changes in laws, rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau, including the effect of and compliance with a consent order the Company entered into with the Consumer Financial Protection Bureau in November 2013; accounting and income tax risks related to goodwill and other intangible asset impairment, certain tax positions taken by the Company and other accounting matters that require the judgment of management; the Company’s ability to attract and retain qualified executive officers, including a new Chief Executive Officer upon the retirement of the Company’s current Chief Executive Officer; decreased demand for the Company’s products and services and changes in competition; fluctuations in the price of gold and changes in economic conditions; public perception of the Company’s business and the Company’s business practices; risks related to the Company’s financing, such as compliance with financial covenants in the Company’s debt agreements, the Company’s ability to satisfy its outstanding debt obligations, to refinance existing debt obligations or to obtain new capital; the effect of any current or future litigation proceedings, including a claim relating to the terms of the Company’s 5.75% senior notes, and any judicial decisions or rule-making that affects the Company, its products or the legality or enforceability of its arbitration agreements; risks related to interruptions to the Company’s business operations, such as a prolonged interruption in the Company’s operations of its facilities, systems or business functions, cyber-attacks or security breaches or the actions of third parties who provide, acquire or offer products and services to, from or for the Company; risks related to the expansion and growth of the Company’s business, including the Company’s ability to open new locations in accordance with plans or to successfully integrate newly acquired businesses into its operations; risks related to the 2014 spin-off of the Company’s former E-Commerce Division that comprised its e-commerce segment, Enova International, Inc.; fluctuations in the price of the Company’s common stock; the effect of any of the above changes on the Company’s business or the markets in which the Company operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS (dollars in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Consolidated Operations:
Total Revenue	$271,762	$284,635
Net Revenue	147,091	152,473
Total Expenses	130,857	138,562

Income from Operations	$16,234	$13,911
Income from Continuing Operations before Income Taxes	12,757	7,059

Net Income from Continuing Operations	$7,845	$3,237

Net Income from Discontinued Operations, Net of Tax(a)	$—	$42,500

Net Income Attributable to Cash America International, Inc.	$7,845	$45,737

Earnings Per Share:
Basic Earnings Per Share
Net Income from Continuing Operations	$0.27	$0.11
Net Income from Discontinued Operations(a)	$—	$1.50
Net Income Attributable to Cash America International, Inc.	$0.27	$1.61
Diluted Earnings Per Share
Net Income from Continuing Operations	$0.27	$0.11
Net Income from Discontinued Operations(a)	$—	$1.44
Net Income Attributable to Cash America International, Inc.	$0.27	$1.55

Weighted average common shares outstanding:
Basic	28,692	28,407
Diluted	28,780	29,500

(a) Includes the operations of Enova International, Inc. (“Enova”), the wholly-owned subsidiary of Cash America International, Inc. (the “Company”) that the Company spun-off on November 13, 2014. Prior to the spin-off, Enova comprised the e-commerce segment of the Company.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share information)
(Unaudited)
	March 31,		December 31,
	2015	2014	2014
Assets
Current assets:
Cash and cash equivalents	$120,058	$20,197	$53,042
Restricted cash	60	8,000	60
Pawn loans	210,060	218,093	252,168
Consumer loans, net	31,897	40,843	44,853
Merchandise held for disposition, net	196,024	192,936	212,849
Pawn loan fees and service charges receivable	43,784	43,814	53,648
Income taxes receivable	2,990	—	8,881
Prepaid expenses and other assets	25,529	26,967	21,317
Deferred tax assets	—	7,778	—
Note receivable	—	376,872	—
Investment in equity securities	116,261	—	131,584
Current assets of discontinued operations	—	372,117	—
Total current assets	746,663	1,307,617	778,402
Property and equipment, net	191,749	219,107	201,054
Goodwill	487,569	495,130	487,569
Intangible assets, net	44,194	50,569	45,828
Other assets	9,447	14,378	9,594
Noncurrent assets of discontinued operations	—	255,698	—
Total assets	$1,479,622	$2,342,499	$1,522,447
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$63,214	$67,432	$74,331
Customer deposits	19,828	17,227	17,314
Current portion of long-term debt	—	22,606	—
Income taxes currently payable	—	4,235	—
Current deferred tax liabilities	22,935	—	27,820
Current liabilities of discontinued operations	—	415,183	—
Total current liabilities	105,977	526,683	119,465
Deferred tax liabilities	70,897	63,186	72,432
Other liabilities	927	859	878
Noncurrent liabilities of discontinued operations	—	46,679	—
Long-term debt	196,470	607,650	196,470
Total liabilities	$374,271	$1,245,057	$389,245
Equity:
Cash America International, Inc. equity:
Common stock, $0.10 par value per share, 80,000,000 shares authorized, 30,235,164 shares issued and outstanding	3,024	3,024	3,024
Additional paid-in capital	84,650	116,726	86,388
Retained earnings	1,036,794	1,062,737	1,030,387
Accumulated other comprehensive income	62,099	5,182	71,959
Treasury shares, at cost (2,525,192 shares, 2,140,368 shares and 1,428,495 shares as of March 31, 2015 and 2014, and as of December 31, 2014, respectively)	(81,216)	(90,227)	(58,556)
Total equity	1,105,351	1,097,442	1,133,202
Total liabilities and equity	$1,479,622	$2,342,499	$1,522,447

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (dollars in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenue
Pawn loan fees and service charges	$77,313	$80,187
Proceeds from disposition of merchandise	172,213	176,455
Consumer loan fees	20,319	25,759
Other	1,917	2,234
Total Revenue	271,762	284,635
Cost of Revenue
Disposed merchandise	119,884	124,564
Consumer loan loss provision	4,787	7,598
Total Cost of Revenue	124,671	132,162
Net Revenue	147,091	152,473
Expenses
Operations and administration	116,338	123,419
Depreciation and amortization	14,519	15,143
Total Expenses	130,857	138,562
Income from Operations	16,234	13,911
Interest expense	(3,644)	(10,068)
Interest income	2	4,764
Foreign currency transaction gain (loss)	39	(2)
Loss on early extinguishment of debt	—	(1,546)
Gain on disposition of equity securities	126	—
Income from Continuing Operations before Income Taxes	12,757	7,059
Provision for income taxes	4,912	3,822
Net Income from Continuing Operations	7,845	3,237
Net Income from Discontinued Operations, Net of Tax	—	42,500
Net Income Attributable to Cash America International, Inc.	$7,845	$45,737
Earnings Per Share:
Basic Earnings Per Share
Net Income from Continuing Operations	$0.27	$0.11
Net Income from Discontinued Operations	$—	$1.50
Net Income Attributable to Cash America International, Inc.	$0.27	$1.61
Diluted Earnings Per Share
Net Income from Continuing Operations	$0.27	$0.11
Net income from Discontinued Operations	$—	$1.44
Net Income Attributable to Cash America International, Inc.	$0.27	$1.55
Weighted average common shares outstanding:
Basic	28,692	28,407
Diluted	28,780	29,500
Dividends declared per common share	$0.050	$0.035

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES

PAWN LOAN METRICS

The following tables outline certain data related to domestic pawn loan activities for the continuing operations of the Company as of and for the three months ended March 31, 2015 and 2014 (dollars in thousands except where otherwise noted):

Domestic Pawn Loan Metrics:	As of March 31,
	2015	2014(a)	Change	% Change
Ending pawn loan balances	$210,060	$212,908	$(2,848)	(1.3)%
Ending merchandise balance, net	$196,024	$187,891	$8,133	4.3%
	Three Months Ended March 31,
Domestic pawn operations	2015	2014(a)	Change	% Change
Pawn loan fees and service charges	$77,313	$78,467	$(1,154)	(1.5)%
Average pawn loan balance outstanding	$229,935	$236,447	$(6,512)	(2.8)%
Amount of pawn loans written and renewed	$222,176	$232,560	$(10,384)	(4.5)%
Average amount per pawn loan (in ones)	$127	$125	$2	1.6%
Annualized yield on pawn loans	136.4%	134.6%
Gross profit margin on disposition of merchandise	30.4%	29.6%
Merchandise turnover	2.3	2.5
(a)

Excludes amounts related to the Company’s Mexico-based pawn operations, which were sold in August 2014. For the three months ended March 31, 2014, Mexico-based pawn operations had an ending pawn loan balance of $5,185, an ending merchandise balance, net, of $5,045, pawn loan fees and services charges of $1,720, an average pawn loan balance outstanding of $4,670, pawn loans written and renewed of $12,986, an average amount per pawn loan of $87, an annualized yield on pawn loans of 149.4% and a gross profit margin on disposition of merchandise of 22.8%.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES

MERCHANDISE DISPOSITION, GROSS PROFIT AND INVENTORY OPERATING DATA

Profit from the disposition of merchandise represents the proceeds received from the disposition of merchandise in excess of the cost of disposed merchandise, which is generally the principal amount loaned on an item or the amount paid for purchased merchandise. The following table summarizes the proceeds from the disposition of merchandise and the related profit for domestic operations for the three months ended March 31, 2015 and 2014 (dollars in thousands):

	Three Months Ended March 31,
	2015			2014(a)
Domestic pawn operations	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$148,149	$24,064	$172,213	$138,326	$33,844	$172,170
Gross profit on disposition	$46,956	$5,373	$52,329	$48,442	$2,470	$50,912
Gross profit margin	31.7%	22.3%	30.4%	35.0%	7.3%	29.6%
Percentage of total gross profit	89.7%	10.3%	100.0%	95.1%	4.9%	100.0%
(a)

Excludes amounts related to the Company’s Mexico-based pawn operations, which were sold in August 2014. For the three months ended March 31, 2014, Mexico-based pawn operations had proceeds from disposition of $4,285, gross profit on disposition of $979, and gross profit margin of 22.8%.

The table below summarizes the age of merchandise held for disposition related to the Company’s domestic pawn lending operations before valuation allowance of $2.4 million, $1.2 million and $2.4 million as of March 31, 2015 and 2014, and December 31, 2014, respectively (dollars in thousands):

	As of March 31,				As of December 31,
	2015		2014(a)		2014
Domestic pawn operations	Amount	%	Amount	%	Amount	%
Jewelry - held for one year or less	$110,993	55.9%	$107,136	56.7%	$111,963	52.0%
Other merchandise - held for one year or less	76,902	38.8%	69,768	36.9%	90,642	42.1%
Total merchandise held for one year or less	187,895	94.7%	176,904	93.6%	202,605	94.1%
Jewelry - held for more than one year	4,682	2.4%	5,034	2.7%	3,494	1.6%
Other merchandise - held for more than one year	5,847	2.9%	7,153	3.7%	9,150	4.3%
Total merchandise held for more than one year	10,529	5.3%	12,187	6.4%	12,644	5.9%
Merchandise held for disposition, gross	$198,424	100.0%	$189,091	100.0%	$215,249	100.0%
Merchandise held for disposition, net of allowance	$196,024		$187,891		$212,849
(a)

Excludes amounts related to the Company’s Mexico-based pawn operations, which were sold in August 2014. As of March 31, 2014, Mexico-based pawn operations had gross merchandise held for disposition of $5,154 and merchandise held for disposition, net of allowance, of $5,045.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSUMER LOAN METRICS AND BALANCES

The following tables outline certain data related to domestic consumer loan activities for the continuing operations of the Company as of and for the three months ended March 31, 2015 and 2014 (dollars in thousands except where otherwise noted):

Consumer Loan Metrics:	As of March 31,
	2015	2014	Change	% Change
Combined ending loan balance, gross (a)	$51,330	$56,820	$(5,490)	(9.7)%
Less: allowance and liabilities for losses	(4,466)	(4,686)	220	(4.7)%
Combined ending loan balance, net (a)	$46,864	$52,134	$(5,270)	(10.1)%
	Three Months Ended March 31,
	2015	2014	Change	% Change
Consumer loan fees	$20,319	$25,759	$(5,440)	(21.1)%
Consumer loan loss provision	4,787	7,598	(2,811)	(37.0)%
Consumer loan fees, net of loss provision	$15,532	$18,161	$(2,629)	(14.5)%
Consumer loan loss provision as a % of consumer loan fees	23.6%	29.5%	(5.9)%	(20.0)%
(a)

These measures are not in conformity with generally accepted accounting principles in the United States (“Non-GAAP”). Refer to the table below for a reconciliation of non-GAAP measures to those measures in conformity with generally accepted accounting principles in the United States (“GAAP”).

In addition to reporting consumer loans owned by the Company and consumer loans guaranteed by the Company, which are either GAAP items or disclosures required by GAAP, the Company has provided combined consumer loans, which is a non-GAAP measure.

Management believes these measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the consumer loan portfolio on an aggregate basis. The comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on the Company’s balance sheet since both revenue and the loss provision for loans are impacted by the aggregate amount of loans owned by the Company and those guaranteed by the Company as reflected in its financial statements. The following table summarizes consumer loan balances outstanding as of March 31, 2015 and 2014 (dollars in thousands):

	As of March 31,
	2015			2014
	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)
Ending consumer loan balances:
Short-term loans	$30,308	$1,717	$32,025	$36,580	$3,434	$40,014
Installment loans	4,814	14,491	19,305	7,692	9,114	16,806
Total ending loan balance, gross	35,122	16,208	51,330	44,272	12,548	56,820
Less: Allowance and liabilities for losses	(3,225)	(1,241)	(4,466)	(3,429)	(1,257)	(4,686)
Total ending loan balance, net	$31,897	$14,967	$46,864	$40,843	$11,291	$52,134
Allowance and liability for losses as a % of consumer loan balances, gross	9.2%	7.7%	8.7%	7.7%	10.0%	8.2%

(a)

GAAP measure. The consumer loan balances guaranteed by the Company represent loans originated by third-party lenders through the Company’s credit services organization and credit access business programs, so these balances are not recorded in the Company’s financial statements. However, the Company has established a liability for estimated losses in support of its guarantee of these loans, which is reflected in the table above and included in its consolidated balance sheets.

(b)	Except for allowance and liability for estimated losses, amounts represent non-GAAP measures.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES

LOCATION INFORMATION

Locations

The following table sets forth the number of locations through which the Company offered pawn lending, consumer lending, and other services and franchised locations offering check cashing services as of March 31, 2015 and 2014. The Company provides these services in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” “Cashland” and “Mr. Payroll.” As of March 31, 2014, these locations also included 47 Mexico-based, pawn-lending-only locations that were sold in August 2014. The Company’s domestic pawn and consumer lending locations operated in 21 and 22 states in the United States as of March 31, 2015 and 2014, respectively. As of March 31, 2015 and 2014, the franchised check cashing centers operated in 12 and 14 states, respectively.

	As of March 31,
	2015	2014
Locations offering:
Pawn lending only	545	294
Both pawn and consumer lending	271	582
Consumer lending only	31	38
Franchised check cashing	80	93
Total	927	1,007

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with GAAP, the Company provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company’s operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

The Company has provided certain non-GAAP measures in the tables below, including (i) adjusted net income from continuing operations, adjusted diluted net income per share from continuing operations, adjusted earnings from continuing operations and adjusted earnings per share from continuing operations (collectively, the “Adjusted Earnings Measures”), and (ii) adjusted EBITDA, which the Company defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, loss on early extinguishment of debt, equity in earnings or loss of unconsolidated subsidiary, gain on sale of equity securities, taxes and including the net income or loss attributable to noncontrolling interests. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of the Company’s financial performance, competitive position and prospects for the future. Management also believes these measures are used by investors to analyze operating performance, evaluate the Company’s ability to incur and service debt and its capacity for making capital expenditures, and to help assess the Company’s estimated enterprise value. Management believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures and adjusted EBITDA, to assess operating performance and that such measures may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP.

Management believes that the adjustments to the Adjusted Earnings Measures and adjusted EBITDA, as applicable, included in the tables below are useful to investors in order to allow them to compare the Company’s financial results for the current quarter with the prior year quarter without the effect of the following items, which management believes are less frequent in nature:

  the charges related to the closure of 11 store locations during the first quarter of 2015, mostly due to the Company’s continued de-emphasis of its consumer lending activities, and the closure of certain regional office locations in order to create administrative expense efficiencies in operating activities (collectively, the “Store and Office Closures”);
  the charges related to a reorganization of the Company to better align the corporate and operating cost structure with its remaining storefront operations after the Enova Spin-off (the “Reorganization”);
  the loss on divestitures;
  the loss on early extinguishment of debt;
  the charges related to the closure of 36 locations in Texas in 2013 that offered consumer loans as their primary source of revenue (the “Texas Consumer Loan Store Closures”);
  the adjustments for a penalty paid to the Consumer Financial Protection Bureau (the “CFPB”) in connection with the issuance of a consent order by the CFPB (the “Regulatory Penalty”);
  the charges related to the Company’s settlement of a litigation matter in 2013 (the “2013 Litigation Settlement”);
  an adjustment made in 2013 (the “Ohio Adjustment”) to decrease the Company’s remaining liability following an assessment of the claims made under a voluntary program initiated in 2012 to reimburse Ohio customers in connection with certain legal collections proceedings initiated by the Company in Ohio (the “Ohio Reimbursement Program”); and
  a recognized income tax benefit related to a tax deduction included on the Company’s federal income tax return for its tax basis in the stock of Creazione Estilo, S.A. de C.V., a Mexican sociedad anónima de capital variable (the “Creazione Deduction”).

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE

Management believes the non-GAAP measures, including these adjustments, provide a more reliable indicator of ongoing operating performance, provide more meaningful period-to-period comparisons of operating results, both internally and against operating results of competitors, enhance investors' understanding of the core operating results of the business and provide a more accurate indication of the Company’s ability to generate cash flows from operations.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, its financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

Adjusted Earnings and Adjusted Earnings Per Share

The following table provides a reconciliation for the three months ended March 31, 2015 and 2014, between net income from continuing operations and diluted net income per share from continuing operations calculated in accordance with GAAP to the Adjusted Earnings Measures, which are shown net of tax (dollars in thousands, except per share data):

	Three Months Ended March 31,
	2015		2014
	$	Per Diluted Share(a)	$	Per Diluted Share(a)
Net income and diluted net income per share from continuing operations	$7,845	$0.27	$3,237	$0.11
Adjustments (net of tax):
Store and Office Closures	317	0.01	—	—
Reorganization	537	0.02	—	—
Loss on early extinguishment of debt	—	—	974	0.03
2013 Litigation Settlement	—	—	164	0.01
Adjusted net income and adjusted diluted net income per share from continuing operations	8,699	0.30	4,375	0.15
Other adjustments (net of tax):
Intangible asset amortization	1,029	0.04	1,034	0.04
Non-cash equity-based compensation	1,007	0.03	942	0.03
Convertible debt non-cash interest and issuance cost amortization	—	—	374	0.01
Foreign currency transaction (gain) loss	(25)	—	1	—
Adjusted earnings and adjusted earnings per share from continuing operations	$10,710	$0.37	$6,726	$0.23
(a)

Diluted shares are calculated by giving effect to the potential dilution that could occur if securities or other contracts to issue common shares were exercised and converted into common shares during the period.

The table below reconciles the gross amounts, the impact of income taxes and the net amounts for each of the adjustments included in the table above.

	Three Months Ended March 31,
	2015			2014
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Store and Office Closures	$503	$186	$317	$—	$—	$—
Reorganization	853	316	537	—	—	—
Loss on early debt extinguishment	—	—	—	1,546	572	974
2013 Litigation Settlement	—	—	—	260	96	164
Total Adjustments	$1,356	$502	$854	$1,806	$668	$1,138

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EBITDA

Adjusted EBITDA

The following table provides a reconciliation between Net (loss) income from continuing operations, which is the nearest GAAP measure presented in the Company’s financial statements, to adjusted EBITDA from continuing operations (dollars in thousands):

	Trailing 12 Months Ended
	March 31,
	2015	2014
Net (loss) income from continuing operations	$(5,779)	$43,073
Net income attributable to the noncontrolling interest in continuing operations	—	312
Provision (benefit) for income taxes (a)	3,131	(23,248)
Equity in loss of unconsolidated subsidiary	—	25
Gain on sale of equity securities	(126)	—
Loss on early extinguishment of debt	21,007	2,153
Foreign currency transaction (gain) loss	(154)	6
Interest expense, net	17,211	19,404
Depreciation and amortization expenses (b)	60,124	58,004
Adjustments:
Store and Office Closures	503	—
Reorganization	8,391	—
Loss on divestitures	5,176	—
Texas Consumer Loan Store Closures	—	1,373
Regulatory Penalty	—	2,500
2013 Litigation settlement	375	18,260
Charges related to Ohio Adjustment and Ohio Reimbursement Program	—	(5,000)
Adjusted EBITDA from continuing operations	$109,859	$116,862
Adjusted EBITDA margin from continuing operations calculated as follows:
Total revenue	$1,081,823	$1,029,324
Adjusted EBITDA	$109,859	$116,862
Adjusted EBITDA as a percentage of total revenue	10.2%	11.4%
(a)	For the trailing 12 months ended March 31, 2014, includes income tax benefit of $33.2 million related to the Creazione Deduction.
(b)

For the trailing 12 months ended March 31, 2015, excludes $0.2 million of depreciation and amortization expenses, which are included in “Store and Office Closures” and are related to the closure of storefront locations and certain regional office locations during the first quarter of 2015. For the trailing 12 months ended March 31, 2014, excludes $0.2 million of depreciation and amortization expenses, which are related to the “Texas Consumer Loan Store Closures.”

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EBITDA

The table below reconciles the gross amounts, the impact of income taxes and the net amounts for each of the adjustments included in the table above.

	Trailing 12 Months Ended
	2015			2014
	Pre-tax	Tax	After Tax	Pre-tax	Tax	After Tax
Store and Office Closures	$503	$186	$317	$—	$—	$—
Reorganization	8,391	3,105	5,286	—	—	—
Loss on divestitures	5,176	(1,268)	6,444	—	—	—
Loss on early extinguishment of debt	21,007	7,773	13,234	2,153	797	1,356
Regulatory Penalty	—	—	—	2,500	—	2,500
2013 Litigation Settlement	375	139	236	18,260	6,756	11,504
Texas Consumer Storefront Closures	—	—	—	1,373	508	865
Charges related to the Ohio Adjustment and the Ohio Reimbursement Program	—	—	—	(5,000)	(1,791)	(3,209)
Tax benefit related to Creazione Deduction (a)	—	—	—	—	33,201	(33,201)
Total Adjustments	$35,452	$9,935	$25,517	$19,286	$39,471	$(20,185)
(a)	For the trailing 12 months ended March 31, 2014, the tax benefit related to the Creazione Deduction of $33.2 million is included in the provision (benefit) for income taxes.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ESTIMATED ADJUSTED EBITDA

The following table reconciles estimated income from operations to Adjusted EBITDA, a non-GAAP measure (dollars in thousands):

	Estimated Results
	For Year Ended December 31, 2015
	Low	High
	Unaudited
Income from operations	$50,000	$62,000
Depreciation and amortization	60,000	63,000
Adjusted EBITDA	$110,000	$125,000

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100